Exhibit 11.
                              TERA COMPUTER COMPANY
                          (A DEVELOPMENT STAGE COMPANY)
                        COMPUTATION OF PER SHARE EARNINGS
                                   (UNAUDITED)

                                                                 PERIOD FROM
                                                                  DECEMBER 7,
                                                               1987 (INCEPTION)
                                 THREE MONTHS ENDED               THROUGH
                                       MARCH 31,                  MARCH 31,
                                1996              1997              1997
                            ------------      ------------     ----------------

WEIGHTED AVERAGE SHARES
  OUTSTANDING                  3,925,007         6,663,235         1,652,234

NET LOSS                    $ (3,550,908)     $ (2,415,464)     $(29,460,553)

NET LOSS PER SHARE          $      (0.09)     $      (0.36)     $     (17.83)



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